                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 1, 2000



                              THE DIXIE GROUP, INC.
                              ---------------------
             (Exact name of Registrant as specified in its charter)




     Tennessee                      0-2585                     62-0183370
     ---------                      ------                     ----------
  (State or other                 (Commission               (I.R.S. Employer
   jurisdiction                   File Number)              Identification No.)
 of incorporation)



345-B Nowlin Lane, Chattanooga, Tennessee                    37421
-----------------------------------------                    -----
 (Address of principal executive offices)                 (zip code)


Registrant's telephone number, including area code (423) 510-7000

The Dixie Group, Inc. (the "Registrant" or "Dixie") hereby amends its Current Report on Form 8-K dated July 1, 2000 by inserting the Financial Statements of the business acquired and pro forma financial information as required by Article 3 of Regulation S-X and Article 11 of Regulation S-X, respectively.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.

              Report of Independent Accountants
              Balance Sheets as of December 31, 1999 and 1998
              Statements of Net Income for the years ended December 31, 1999 and 1998
              Statements of Stockholders' Equity for the years ended December 31, 1999 and 1998
              Statements of Cash Flows for the years ended December 31, 1999 and 1998
              Notes to Financial Statements
              Condensed Balance Sheets as of June 30, 2000 and December 31, 1999 (unaudited)
              Condensed Statements of Income for the six months ended June 30, 2000 and June 30, 1999 (unaudited)
              Condensed Statements of Cash Flows for the six months ended June 30, 2000 and June 30, 1999 (unaudited)
              Notes to Condensed Financial Statements (unaudited)

         (b)  Pro Forma Financial Information.

              Pro Forma Statement of Operations for the six months ended July 1, 2000 (unaudited)
              Pro Forma Statement of Operations for the year ended December 25, 1999 (unaudited)

         (c)  Exhibits.

              none

                                 INDEPENDENT AUDITOR'S REPORT



The Stockholders
Fabrica International


We have audited the accompanying balance sheets of Fabrica International as of December 31, 1999 and 1998 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fabrica International as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information in Schedules 1 through 6 are presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KUSHNER, SMITH, JOANOU & GREGSON, LLP



March 17, 2000

                             FABRICA INTERNATIONAL

                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                     ASSETS


                                                                 1999                  1998
                                                             ------------           ------------
Current assets
   Cash                                                      $         --           $  1,920,364
   Accounts receivable - trade                                    443,871                380,997
   Accounts receivable - factored (Note 2)                      4,135,322              2,136,059
   Accounts receivable - other (Note 3)                           256,105                 16,451
   Inventory (Note 4)                                           5,382,739              3,516,141
   Income taxes receivable                                        135,000                     --
   Current portion of note receivable - stockholder               250,000                     --
   Prepaid expenses                                                50,608                 15,138
   Deferred income taxes (Note 8)                                 120,000                233,000
                                                             ------------           ------------
     Total current assets                                      10,773,645              8,218,150
                                                             ------------           ------------

Property and equipment (Notes 5 and 15)                         7,531,634              5,844,929
   Less accumulated depreciation and amortization              (3,593,058)            (3,034,005)
                                                             ------------           ------------
     Net property and equipment                                 3,938,576              2,810,924
                                                             ------------           ------------

Other assets
   Investment (Note 6)                                              8,950                  8,950
   Note receivable - stockholder (Note 7)                         500,000                     --
   Cash surrender value of life insurance                         200,747                174,864
   Deposits                                                        32,000                     --
   Deferred income taxes (Note 8)                                  55,000                132,000
                                                             ------------           ------------
     Total other assets                                           796,697                315,814
                                                             ------------           ------------
                                                             $ 15,508,918           $ 11,344,888
                                                             ============           ============

(Balance sheets continued on the following page)

                              FABRICA INTERNATIONAL

                                 BALANCE SHEETS
                                   (CONTINUED)
                           DECEMBER 31, 1999 AND 1998


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 1999                   1998
                                                             ------------           ------------
Current liabilities
   Bank overdraft (Note 9)                                   $     99,163           $         --
   Accounts payable - trade                                     3,853,157              2,215,638
   Accounts payable - related party (Note 10)                      31,001                128,027
   Accrued liabilities (Note 12)                                2,712,516              1,778,730
   Advance deposits                                               435,694                518,874
   Current portion of long-term debt                              125,892                106,160
   Current portion of notes payable - stockholders                     --                730,000
   Income taxes payable (Note 8)                                       --              1,050,000
                                                             ------------           ------------
       Total current liabilities                                7,257,423              6,527,429

Long-term liabilities
   Notes payable - stockholders (Note 14)                              --                240,000
   Long-term debt (Notes 11 and 13)                               744,570                876,325
                                                             ------------           ------------
       Total liabilities                                        8,001,993              7,643,754
                                                             ------------           ------------

Commitments with related and unrelated parties and subsequent events (Notes 15 and 16)

Stockholders' equity
   Common stock, no par value, authorized; 540,000
     shares, issued and outstanding 43,844 shares               1,036,075                 36,075
   Retained earnings                                            6,586,900              3,781,109
   Accumulated other comprehensive income:
     Unrealized (loss) on available-for-sale securities
       (Note 6)                                                  (116,050)              (116,050)
                                                             ------------           ------------
       Total stockholders' equity                               7,506,925              3,701,134
                                                             ------------           ------------

                                                             $ 15,508,918           $ 11,344,888
                                                             ============           ============



See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                            STATEMENTS OF NET INCOME
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                   1999                              1998
                                                               ------------                     ------------
Gross sales                                                    $ 44,987,814                     $ 35,047,262

Less freight, discounts and allowances                           (2,003,091)                      (1,500,684)
                                                               ------------                     ------------

     Net sales                                                   42,984,723                       33,546,578

Cost of sales                                                    24,773,175                       20,126,185
                                                               ------------                     ------------

     Gross profit                                                18,211,548                       13,420,393

Operating expenses
   Warehouse                                                      1,103,711                          997,503
   Selling                                                        8,480,162                        6,696,971
   General and administrative                                     3,761,705                        2,885,931
                                                               ------------                     ------------
     Total operating expenses                                    13,345,578                       10,580,405
                                                               ------------                     ------------

Operating income                                                  4,865,970                        2,839,988
                                                               ------------                     ------------

Other income (expense)
   (Loss) on sale of property and equipment                              --                           (9,724)
   Interest income                                                   31,877                           20,845
   Interest (expense)                                              (165,543)                        (204,689)
   Other income                                                          --                          139,431
                                                               ------------                     ------------
     Total other income (expense)                                  (133,666)                         (54,137)
                                                               ------------                     ------------

Income before income taxes                                        4,732,304                        2,785,851

Provision for income taxes (Note 8)                               1,926,513                        1,151,711
                                                               ------------                     ------------

Net income                                                     $  2,805,791                     $  1,634,140
                                                               ============                     ============



See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                                                ACCUMULATED
                                        SHARES                                                     OTHER                 TOTAL
                                      ISSUED AND           COMMON              RETAINED         COMPREHENSIVE         STOCKHOLDERS'
                                      OUTSTANDING           STOCK              EARNINGS             INCOME               EQUITY
                                     ------------         ----------          ----------        -------------         ------------
Balance at December 31, 1997              39,460          $   36,075          $2,146,969         $ (116,050)          $ 2,066,994

Net income for the year ended
  December 31, 1998                           --                  --           1,634,140                 --             1,634,140
                                      ----------          ----------          ----------         ----------           -----------

Balance at December 31, 1998              39,460              36,075           3,781,109           (116,050             3,701,134

Issuance of common stock                   4,384           1,000,000                  --                 --             1,000,000

Net income for the year ended
  December 31, 1999                           --                  --           2,805,791                 --             2,805,791
                                      ----------          ----------          ----------         ----------           -----------

Balance at December 31, 1999              43,844          $1,036,075          $6,586,900         $ (116,050)          $ 7,506,925
                                      ==========          ==========          ==========         ==========           ===========


See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                               1999                 1998
                                                           ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Cash received from customers                            $ 40,682,932         $ 35,321,697
   Cash paid to suppliers and employees                     (38,200,066)         (32,181,659
   Interest received                                             31,877               20,845
   Interest paid                                               (165,543)            (204,689)
   Other income received                                             --              139,431
   Income taxes paid                                         (1,850,000)             (19,850)
                                                           ------------         ------------
     Net cash provided from operating activities                499,200            3,075,775
                                                           ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds received from note receivable                            --               51,978
   Acquisition of property and equipment                     (1,686,704)          (1,130,188)
                                                           ------------         ------------
     Net cash (applied) from investing activities            (1,686,704)          (1,078,210)
                                                           ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Net activity on note payable to bank                              --              (94,886)
   Proceeds from capital contribution                           250,000                   --
   Proceeds from amounts borrowed from stockholders                  --              480,000
   Repayments on amounts borrowed from stockholders            (970,000)            (425,000)
   Principal repayments on long-term debt                      (112,023)             (37,315)
                                                           ------------         ------------
     Net cash (applied) from financing activities              (832,023)             (77,201)
                                                           ------------         ------------

Net increase (decrease) in cash                              (2,019,527)           1,920,364

Cash at beginning of year                                     1,920,364                   --
                                                           ------------         ------------

Cash (overdraft) at end of year                            $    (99,163)        $  1,920,364
                                                           ============         ============

(Statements of cash flows continued on the following page)

                              FABRICA INTERNATIONAL

                            STATEMENTS OF CASH FLOWS
                                   (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                    RECONCILIATION OF NET INCOME TO NET CASH
                       PROVIDED FROM OPERATING ACTIVITIES

                                                                    1999                1998
                                                                 -----------         -----------
Net income                                                       $ 2,805,791         $ 1,634,140

Adjustments to reconcile net income to net cash
  provided from operating activities
   Depreciation and amortization                                     559,052             483,441
   Loss on sale of property and equipment                                 --               9,724
   Provision for deferred income taxes                               190,000              57,000
                                                                 -----------         -----------
                                                                   3,554,843           2,184,305
                                                                 -----------         -----------
Changes in assets and liabilities (Increase) decrease in:
     Accounts receivable - trade                                     (62,874)             99,253
     Accounts receivable - factored                               (1,999,263)            171,601
     Accounts receivable - other                                    (239,654)              3,581
     Inventory                                                    (1,866,598)           (286,725)
     Income taxes receivable                                        (135,000)                 --
     Prepaid expenses                                                (35,470)              6,272
     Cash surrender value of life insurance                          (25,883)            (26,147)
     Deposits                                                        (32,000)                 --
   Increase (decrease) in:
     Accounts payable - trade                                      1,540,493            (863,370)
     Accrued liabilities                                             933,786             688,399
     Advance deposits                                                (83,180)            102,606
     Income taxes payable                                         (1,050,000)            996,000
                                                                 -----------         -----------
                                                                  (3,055,643)            891,470
                                                                 -----------         -----------
Net cash provided from operating activities                      $   499,200         $ 3,075,775
                                                                 ===========         ===========

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITY:

On June 30, 1998, $578,301 of the outstanding balance on the line of credit was converted into a term loan.

See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                            STATEMENTS OF CASH FLOWS
                                   (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


During the year ended December 31, 1999, 4,384 shares of the ownership in the Company were purchased by an employee for $1,000,000. The employee paid $250,000 in cash, and the remaining $750,000 was set up as a note receivable due from stockholder (Note 7).

See accompanying notes to financial statements

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - The Company's principal activity is the manufacture of high quality residential carpeting and custom hand-crafted rugs.

CONCENTRATIONS OF CREDIT RISKS - The Company provides its services to customers throughout the United States and internationally. The Company's sales are not materially dependent on a single customer or small group of customers. The Company performs ongoing credit evaluations on its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

TRADE RECEIVABLES - Current earnings are charged with an allowance for doubtful accounts based on experience and any unusual circumstances that may affect the ability of customers to meet their obligations. Trade receivables are reflected in the balance sheets net of such accumulated allowances. Because the Company sells the majority of their outstanding trade receivables to its factor without recourse, no allowance for doubtful accounts has been provided.

INVENTORY - Inventory is stated at the lower of cost (first-in, first-out) or market value. Cost includes materials, direct labor and an allocable portion of direct and indirect manufacturing overhead. Market is determined by comparison with recent purchases or net realizable value.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation of property and equipment is provided on the straight-line and accelerated methods over the following estimated useful lives, in years, of the respective assets:

              Building                                    39
              Machinery and equipment                   5 to 10
              Furniture and fixtures                    5 to 10
              Computer equipment                        5 to 10
              Automobiles                                 3

Leasehold improvements are amortized over the life of the lease or the estimated useful life of the improvements, whichever is shorter.

Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

(Note 1 continued on the following page)

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                           DECEMBER 31, 1999 AND 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES - The Company provides for income taxes based upon earnings reported for financial statement purposes. Deferred income taxes are provided for temporary differences between book and taxable income.

SAMPLE COSTS - Sample costs are charged to expense as incurred. Income from the sale of sample books is recognized in the period in which the sale occurs.

VACATION EXPENSE - Hourly employees earn credits during the current year for future vacation benefits. The expense and corresponding liability are accrued when the vacations are earned rather than when the vacations are paid.

PROFIT SHARING PLAN - The Company has a "401(k)" Retirement Savings Plan that covers substantially all employees. Employees may elect to contribute up to 20% of compensation to the maximum deferred amount allowed by tax laws. The Company will match 100% of the employee's contributions up to $100 and will match an additional 25% of employee's contributions up to $400. The Company also has the option to make discretionary profit sharing contributions. Contributions of $75,881 and $68,510 were made for the years ended December 31, 1999 and 1998, respectively.

INVESTMENT - The Company adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," as of January 1, 1997. Statement No. 115 requires that management determine the appropriate classification of securities at the date of adoption, as well as review securities on an individual basis when acquired. The appropriateness of such classifications are reassessed at each balance sheet date.

The investment securities have been classified into the following classification which has the following accounting policy:

      Available-for-sale securities: These securities consist of marketable equity securities and are stated at fair value. Any unrealized holding gains and losses are reported as a separate component of stockholder's equity.

(Note 1 continued on the following page)

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                           DECEMBER 31, 1999 AND 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT (CONTINUED) - Prior to the adoption of Statement No. 115, the Company stated its equity securities at the lower of their aggregate cost or market, with unrealized losses on current portfolio charged to income. Interest is recognized in income as accrued, and dividends on marketable equity securities is recognized in income when declared. Realized gains and losses, including losses from declines in value of specific securities determined by management to be other-than-temporary, are included in income. Realized gains and losses are determined on the basis of the specific securities sold.

USE OF ESTIMATES - The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMPREHENSIVE INCOME - Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), requires that total comprehensive income be reported in the financial statements. Total comprehensive income is presented on the Statement of Income.

RECLASSIFICATION - The financial statements for the year ended December 31, 1998 reflect certain reclassifications which have no effect on net income, to conform to classifications adopted at the year ended December 31, 1999. The December 31, 1998 financial statements have been conformed to the December 31, 1999 presentation.

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                           DECEMBER 31, 1999 AND 1998

NOTE 2 - ACCOUNTS RECEIVABLE - FACTORED

The Company has an agreement with a factor which provides for the sale of a substantial portion of its trade account receivables. These receivables are sold primarily without recourse, net of discount. The factor receives all cash collections and is paid a fee for administrating the accounts sold. Under the terms of the agreement, the Company pays a factoring commission and interest charges on all unmatured funds advanced by the factor. At December 31, 1999 and 1998 there were no receivables factored with recourse. The Company is obligated to repurchase all or any of the recourse receivables whether matured or not at the request of the factor. At December 31, 1999 and 1998 accounts receivable - factored consisted of the following:

                                                                1999                1998
                                                            -----------         -----------
              Total factored receivables                    $ 4,316,569         $ 2,971,015

                 Less receivables advanced                     (181,247)           (834,956)
                                                            -----------         -----------

                                                            $ 4,135,322         $ 2,136,059
                                                            ===========         ===========


NOTE 3 - ACCOUNTS RECEIVABLE - OTHER

Accounts receivable - other at December 31, 1999 and 1998 is comprised of the following:

                                                        1999                1998
                                                    ------------        ------------
              Rebates-yarn support                  $    236,982        $      2,462
              Backcharges                                 18,353               7,410
              Other                                          770               6,579
                                                    ------------        ------------

                                                    $    256,105        $     16,451
                                                    ============        ============

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                           DECEMBER 31, 1999 AND 1998

NOTE 4 - INVENTORY

Inventory at December 31, 1999 and 1998 is comprised of the following:

                                                  1999              1998
                                               ----------        ----------

              Raw materials                    $2,136,202        $  924,151
              Work-in-process                     725,152           600,400
              Finished goods                    2,521,385         1,991,590
                                               ----------        ----------

                                               $5,382,739        $3,516,141
                                               ==========        ==========

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1999 and 1998 is comprised of the following:

                                                                 1999               1998
                                                             -----------        -----------

              Building                                       $ 1,016,000        $ 1,016,000
              Machinery and equipment                          4,221,641          3,255,002
              Furniture and fixtures                             313,121            304,014
              Computer equipment                                 220,562            182,940
              Automobiles                                         73,633             34,125
              Leasehold improvements                           1,218,011            928,690
              Construction in progress                           468,666            124,158
                                                             -----------        -----------
                                                               7,531,634          5,844,929

                 Less accumulated depreciation
                   and amortization                           (3,593,058)        (3,034,005)
                                                             -----------        -----------

                                                             $ 3,938,576        $ 2,810,924
                                                             ===========        ===========

NOTE 6 - INVESTMENT

The following is a summary of the Company's investment in debt and marketable securities as of December 31, 1999:

                                                                                     NET
                                                                                 UNREALIZED
                                                                  COST              LOSS             FAIR VALUE
                                                              -------------     --------------      --------------
             Available for sale securities                    $     125,000     $      116,050      $        8,950
                                                              =============     ==============      ==============

                              FABRICA INTERNATIONAL

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)
                           DECEMBER 31, 1999 AND 1998

NOTE 7 - NOTE RECEIVABLE - STOCKHOLDER

Note receivable due from stockholder at December 31, 1999 and 1998 consists of the following:

                                                                                  1999                 1998
                                                                              ------------         ------------

6.0% note receivable from stockholder,  unsecured,  annual payments of
$250,000 plus interest, through maturity in September 2002                    $    750,000         $         --

  Less: current portion                                                           (250,000)                  --
                                                                              ------------         ------------

                                                                              $    500,000         $         --
                                                                              ============         ============

NOTE 8 - INCOME TAXES

Deferred income taxes result from temporary timing differences arising from the capitalization of computer software costs for financial statement purposes while a current deduction is taken for tax purposes, and the use of the accelerated cost recovery system for tax purposes while estimated useful lives are used for financial statement purposes, the use of the reserve method for uncollectible receivables for financial statement purposes while the direct write-off method is used for tax purposes, and the inventory adjustment for uniform capitalization rules for Federal tax purposes with no corresponding adjustment for financial statement purposes.

The tax provision for the years ended December 31, 1999 and 1998 consists of the following:

                                                                       1999               1998
                                                                   -----------        -----------
              Current
                Federal                                            $ 1,486,513        $   894,711
                State                                                  250,000            200,000
                                                                   -----------        -----------
                                                                     1,736,513          1,094,711
                                                                   -----------        -----------

              Deferred
                Federal                                                 48,000             35,000
                State                                                  142,000             22,000
                                                                   -----------        -----------
                                                                       190,000             57,000
                                                                   -----------        -----------

                                                                   $ 1,926,513        $ 1,151,711
                                                                   ===========        ===========

                             FABRICA INTERNATIONAL


                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                           DECEMBER 31, 1999 AND 1998


NOTE 9 - BANK OVERDRAFT

Bank overdraft at December 31, 1999 represents a technical overdraft created by the amount of checks issued exceeding the balance of cash on deposit recorded in the records of the Company.

NOTE 10 - ACCOUNTS PAYABLE - RELATED PARTY

At December 31, 1999 and 1998, amounts of $31,001 and $128,027, respectively, were due to a company related through common ownership. These amounts are expected to be paid through the ordinary course of business.

NOTE 11 - NOTE PAYABLE TO BANK

The Company maintains short-term unsecured revolving lines of credit with two separate banks to assure credit availability.

The Company's first revolving line of credit is personally guaranteed by the stockholders of the Company and permits indebtedness up to $1,000,000 of which none was advanced at December 31, 1999 and 1998. This revolving line of credit matures on May 17, 2000. The outstanding principal balance bears interest at a rate per annum of the bank's prime rate. The bank's prime rate at December 31, 1999 was 8.5%.

Along with this revolving line of credit, the Company entered into an equipment line of credit on May 14, 1999 that permits indebtedness up to $2,500,000 of which none was advanced at December 31, 1999. This equipment line of credit matures on November 14, 2000 and at that time any indebtedness will be converted into a term loan and the loan would be secured by the equipment financed. The outstanding principal balance bears interest at a rate per annum of the bank's prime rate.

The Company had an additional $1,000,000 equipment revolving line of credit which is personally guaranteed by the stockholders. This line commenced December 1, 1997 and the outstanding amount at maturity on June 30, 1998 was converted to a term loan. The balance outstanding on this equipment term loan at December 31, 1999 and 1998 was $440,280 and $546,354, respectively (Note 13).


(Note 11 continued on the following page)

                             FABRICA INTERNATIONAL


                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                           DECEMBER 31, 1999 AND 1998


NOTE 11 - NOTE PAYABLE TO BANK (CONTINUED)

Under the terms of this note payable to the bank, the Company is required to maintain minimum levels of annual profits, current and cash flow coverage ratios, and a maximum level of debt to net worth. Expenditures exceeding certain amounts for property and equipment acquisitions, additional lease obligations and loans, advances or investments require prior consent of the bank. The Company was in compliance with all of the aforementioned covenants at December 31, 1999.

The second revolving line of credit is personally guaranteed by the stockholders of the Company and permits indebtedness up to $1,000,000 of which none was advanced at December 31, 1999 and 1998. This revolving line of credit matured on May 31, 1999 and was subsequently renewed through May 31, 2000. The outstanding principal balance of this line of credit bears interest at a rate per annum of the bank's prime rate minus 1.0%. The bank's prime rate at December 31, 1999 was 8.5%.

NOTE 12 - ACCRUED LIABILITIES

Accrued liabilities at December 31, 1999 and 1998 are summarized as follows:

                                                       1999               1998
                                                    ----------         ----------
            Insurance                               $   44,912         $   82,925
            Salaries, wages and commissions          1,991,940          1,342,835
            Sales and excise tax payable                12,646             72,661
            Vacation                                   103,426             51,671
            Payroll taxes                               85,665             74,838
            Profit sharing                              50,000             85,063
            Other                                      423,927             68,737
                                                    ----------         ----------

                                                    $2,712,516         $1,778,730
                                                    ==========         ==========

                             FABRICA INTERNATIONAL


                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                           DECEMBER 31, 1999 AND 1998


NOTE 13 - LONG-TERM DEBT

Long-term debt at December 31, 1999 and 1998 consists of the following:

                                                                                 1999           1998
                                                                               ---------      ---------

2.25% plus LIBOR equipment term loan payable to bank, payable in monthly installments, including interest, through maturity in August 2003,
secured by equipment (Note 11)                                                 $ 440,280      $ 546,354

7.25% mortgage loan payable to mortgage company, payable in monthly installments of $3,070 including interest, through maturity in January
2026, secured by property                                                        430,182        436,131
                                                                               ---------      ---------
                                                                                 870,462        982,485

  Less current portion                                                          (125,892)      (106,160)
                                                                               ---------      ---------

                                                                               $ 744,570      $ 876,325
                                                                               =========      =========

The aggregate maturities of long-term debt for the remaining years are as follows:

              Years ending December 31:
                2000                                   125,892
                2001                                   126,327
                2002                                   126,796
                2003                                    87,276
                2004                                     7,765
                Thereafter                             396,406
                                                      --------

                                                      $870,462
                                                      ========

                             FABRICA INTERNATIONAL


                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                           DECEMBER 31, 1999 AND 1998


NOTE 14 - NOTES PAYABLE - STOCKHOLDERS

Notes payable to stockholders at December 31, 1999 and 1998 consists of the following:

                                                                                            1999           1998
                                                                                          --------       ---------

12.0% note payable to stockholder, interest payable monthly, entire principal and unpaid interest due at maturity in December 2000, secured by second deed of
trust, paid in full in December 1999                                                      $     --       $ 120,000

12.0% note payable to stockholder, interest payable monthly, entire principal and unpaid interest due at maturity in December 2000, secured by second deed of
trust, paid in full in June 1999                                                                --         120,000

12.0% note payable to stockholder, interest payable monthly, entire principal and unpaid interest due upon demand, subordinate to bank debt, paid in full in
December 1999                                                                                   --         240,000

12.0% note payable to stockholder, interest payable monthly, entire principal and unpaid interest due upon demand, subordinate to bank debt, paid in full in
June 1999                                                                                       --         240,000

10.0% note payable to stockholder, interest payable monthly, entire principal and unpaid interest due upon demand, subordinate to bank debt, paid in full in
June 1999                                                                                       --         250,000
                                                                                          --------       ---------
                                                                                                --         970,000

   Less current portion                                                                         --        (730,000)
                                                                                          --------       ---------

                                                                                          $     --       $ 240,000
                                                                                          ========       =========

                             FABRICA INTERNATIONAL


                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                           DECEMBER 31, 1999 AND 1998


NOTE 15 - COMMITMENTS WITH RELATED AND UNRELATED PARTIES

OPERATING LEASES AS LESSEE

The Company's operations are conducted in facilities leased under a noncancelable lease agreement, classified as an operating lease from related parties. The Company is required to pay property taxes and common area charges (landscaping, maintenance and property insurance). The agreement expired in October 1999. A new lease agreement was entered into with the same related parties in October 1999. The new lease agreement expires on December 31, 2006 and provides for base monthly rents of $45,627.

Rent expense paid to this related party for years ended December 31, 1999 and 1998 was $480,672 and $458,391, respectively.

The Company entered into a noncancelable operating lease agreement with an unrelated party for additional facilities in December 1999. The lease agreement expires in August 2004 and provides for base monthly rents of $31,770, increasing to $34,047 in January 2002. The Company also rents showroom facilities from unrelated parties on a month to month basis. Monthly rent payments range from $697 to $824.

In addition, the Company leases automotive equipment under noncancelable lease agreements. The lease agreements require monthly payments ranging from $1,460 to $2,270 and expire by January 2002.

Total rent expense on the aforementioned operating leases for the years ended December 31, 1999 and 1998 was $546,615 and $478,010, respectively.

Future minimum rental commitments for all noncancelable operating leases as of December 31, 1999 are as follows:

              Years ending December 31:
                2000                     $  962,174
                2001                        946,284
                2002                        957,548
                2003                        956,088
                2004                        785,853
                Thereafter                1,095,048
                                         ----------

                                         $5,702,995
                                         ==========

                             FABRICA INTERNATIONAL


                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)
                           DECEMBER 31, 1999 AND 1998


NOTE 16 - SUBSEQUENT EVENTS

Effective March 15, 2000, the stockholders have entered into a letter of intent to sell all of their outstanding and issued capital stock of Fabrica International to the Dixie Group, Inc.

This sale will be subject to the satisfactory completion of buyer's and its lender's due diligence investigation and the approval of the buyer's Board of Directors. The proposed sale is expected to be completed by June 30, 2000.

                              FABRICA INTERNATIONAL

                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)


                                     ASSETS

                                                                                    June 30,                 December 31,
                                                                                      2000                       1999
                                                                                  -------------             -------------
Current Assets
     Cash                                                                         $          --             $          --
     Accounts receivable - trade                                                        272,000                   443,871
     Accounts receivable - factored                                                   4,747,000                 4,135,322
     Accounts receivable - other                                                        462,000                   256,105
     Inventory                                                                        5,551,000                 5,382,739
     Income taxes receivable                                                                 --                   135,000
     Current portion of note receivable - stockholder                                   250,000                   250,000
     Prepaid expenses                                                                 1,311,000                    50,608
     Deferred income taxes                                                              120,000                   120,000
                                                                                  -------------             -------------
       Total current assets                                                          12,713,000                10,773,645
                                                                                  -------------             -------------

Property and equipment                                                                8,770,000                 7,531,634
     Less accumulated depreciation and amortization                                  (3,930,000)               (3,593,058)
                                                                                  -------------             -------------
       Net property and equipment                                                     4,840,000                 3,938,576
                                                                                  -------------             -------------

Other assets
     Investment                                                                           9,000                     8,950
     Note receivable - stockholder                                                      250,000                   500,000
     Cash surrender value of life insurance                                                  --                   200,747
     Deposits                                                                            32,000                    32,000
     Deferred income taxes                                                               55,000                    55,000
                                                                                  -------------             -------------
       Total other assets                                                               346,000                   796,697
                                                                                  -------------
                                                                                  $  17,899,000             $  15,508,918
                                                                                  =============             =============


(Balance sheets continued on the following page)
See accompanying notes to condensed financial statements.

                             FABRICA INTERNATIONAL

                            CONDENSED BALANCE SHEETS
                                  (CONTINUED)
                                  (UNAUDITED)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                    June 30,                 December 31,
                                                                                      2000                       1999
                                                                                  -------------             -------------
Current liabilities
     Bank overdraft                                                               $     807,000             $      99,163
     Accounts payable - trade                                                         3,374,000                 3,853,157
     Accounts payable - related party                                                        --                    31,001
     Accrued liabilities                                                              4,863,000                 2,712,516
     Advance deposits                                                                        --                   435,694
     Current portion of long-term debt                                                  170,000                   125,892
                                                                                  -------------             -------------
         Total current liabilities                                                    9,214,000                 7,257,423

Long-term liabilities
     Long-term debt                                                                     773,000                   744,570
                                                                                  -------------             -------------
         Total liabilities                                                            9,987,000                 8,001,993
                                                                                  -------------             -------------

Stockholders' equity
     Common stock, no par value, authorized; 540,000
       shares, issued and outstanding 43,844 shares                                   1,036,000                 1,036,075
     Retained earnings                                                                7,032,000                 6,586,900
     Accumulated other comprehensive income:
       Unrealized (loss) on available-for-sale securities                              (116,000)                 (116,050)
                                                                                  -------------             -------------
         Total stockholders' equity                                                   7,952,000                 7,506,925
                                                                                  -------------
                                                                                  $  17,939,000             $  15,508,918
                                                                                  =============             =============


See accompanying notes to condensed financial statements.

                              FABRICA INTERNATIONAL

                            STATEMENTS OF NET INCOME
                                   (UNAUDITED)

                                                                                            Six Months Ended
                                                                                  ------------------------------------
                                                                                     June 30,               June 30,
                                                                                      2000                    1999
                                                                                  -------------          -------------
         Gross sales                                                              $  26,065,000          $  20,938,000

         Less freight, discounts and allowances                                         900,000              1,099,000
                                                                                  -------------          -------------

                Net sales                                                            25,165,000             19,839,000

         Cost of sales                                                               11,865,000             10,173,000
                                                                                  -------------          -------------

                Gross profit                                                         13,300,000              9,666,000

         Operating expenses
            Selling                                                                   8,306,000              5,901,000
            General and administrative                                                4,004,000              1,719,000
                                                                                  -------------          -------------
              Total operating expenses                                               12,310,000              7,620,000
                                                                                  -------------          -------------

         Operating income                                                               990,000              2,046,000
                                                                                  -------------          -------------

         Other income (expense)
            Interest (expense)                                                          (63,000)               (80,000)
            Other income (expense)                                                     (145,000)                14,000
                                                                                  -------------          -------------
              Total other income (expense)                                             (208,000)               (66,000)
                                                                                  -------------          -------------

         Income before income taxes                                                     782,000              1,980,000

         Provision for income taxes                                                     337,000                 22,000
                                                                                  -------------          -------------

         Net income                                                               $     445,000          $   1,958,000
                                                                                  =============          =============


See accompanying notes to condensed financial statements.

                              FABRICA INTERNATIONAL

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                             Six months ended
                                                                                  -------------------------------------
                                                                                    June 30,                  June 30,
                                                                                      2000                      1999
                                                                                  ------------             ------------
CASH FLOWS FROM OPERATING ACTIVITIES

    Net cash provided (applied) from operating activities                         $  1,229,000             $ (1,337,484)
                                                                                  ------------             ------------

CASH FLOWS FROM INVESTING ACTIVITIES

    Net cash (applied) from investing activities                                    (1,262,000)                (518,395)
                                                                                  ------------             ------------

CASH FLOWS FROM FINANCING ACTIVITIES

    Net cash provided (applied) from financing activities                               33,000                  (64,485)
                                                                                  ------------             ------------

Net (decrease) in cash                                                                      --               (1,920,364)

Cash (overdraft) at beginning of year                                                       --                1,920,364
                                                                                  ------------             ------------

Cash (overdraft) at end of year                                                   $         --           $           --
                                                                                  ============             ============


                    RECONCILIATION OF NET INCOME TO NET CASH
                     PROVIDED APPLIED OPERATING ACTIVITIES

                                                                                             Six months ended
                                                                                  -------------------------------------
                                                                                    June 30,                  June 30,
                                                                                      2000                      1999
                                                                                  ------------             ------------
Net income                                                                        $    445,000             $  1,958,000

Adjustments to reconcile net income to net cash
  Provided from operating activities
    Depreciation and amortization                                                      360,000                  282,135
                                                                                  ------------             ------------
              Total                                                                    805,000                2,240,135

Changes in assets and liabilities
    (Increase) decrease in assets                                                   (1,489,000)              (3,606,350)
    Increase (decrease) in liabilities                                               1,913,000                   28,731
                                                                                  ------------             ------------

Total                                                                                  424,000               (3,577,619)

Net cash provided (applied) from operating activities                             $  1,229,000             $ (1,337,484)
                                                                                  ============             ============

See accompanying notes to condensed financial statements.

                              FABRICA INTERNATIONAL

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Note 1 - Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statements and footnotes for the year ended December 31, 1999.

Note 2 - Allowance for Doubtful Accounts

At June 30, 2000, accounts receivable have been reduced by $400,000 to reflect an allowance for claims and returns.

Note 3 - Inventory

Inventory at June 30, 2000 is comprised of the following:

                                      June 30, 2000          December 31, 1999
                                     ---------------         -----------------
          Raw Materials               $  1,859,000              $  2,136,202
          Work in Process                  942,000                   725,152
          Finished Goods                 2,750,000                 2,521,385
                                      ------------              ------------

                                      $  5,551,000              $  5,382,739

Note 4 - Subsequent Event

On July 1, 2000, The Dixie Group, Inc. acquired 90% of the outstanding capital stock of the Company.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition of Fabrica had occurred at the beginning of the periods presented after giving effect to certain adjustments. Adjustments include reclassifications of certain sales related costs to conform to the Company's presentation, employee related expenses for salaries and bonus arrangements and interest expense on debt to finance the acquisition, depreciation expense on adjusted fixed asset values and related income taxes, and certain reclassifications of expenses to reflect the Dixie Group's presentation. The pro forma results are presented for comparative purposes only and do not purport to be indicative of future results or the results that would have occurred had the acquisition taken place at the beginning of the periods presented. The pro forma information below does not include information pertaining to the equity investment in Chroma. The pro forma information should be read in conjunction with the consolidated financial statements of The Dixie Group, Inc. included in The Dixie Group's 1999 annual report (which is included in The Dixie Group's Form 10-K for the year ended December 25, 1999), The Dixie Group's quarterly report on Form 10-Q for the quarter ended July 1, 2000 and the financial statements of The Dixie Group, Inc. and Fabrica included elsewhere herein.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE SIX MONTHS ENDED JULY 1, 2000
                                   (Unaudited)

                                                    Actual
                                            -----------------------    Pro Forma    Pro Forma
                                            Dixie Group    Fabrica    Adjustments    Combined
                                            -----------    --------   -----------   ---------
Net sales                                    $ 272,232     $ 25,165     $     --     $297,397
Cost of sales                                  217,505       11,865           --      229,370
                                             ---------     --------     --------     --------
    GROSS PROFIT                                54,727       13,300           --       68,027

Selling and administrative expenses             46,569       12,310       (2,450)      56,429
Other (income) expense - net                      (138)         145           --            7
                                             ---------     --------     --------     --------
    INCOME BEFORE INTEREST AND TAXES             8,296          845        2,450       12,221

Interest expense                                 8,115           63          245        8,423
                                             ---------     --------     --------     --------
    INCOME BEFORE INCOME TAXES                     181          782        2,205        3,168

Income tax provision                               111          337          858        1,306
                                             ---------     --------     --------     --------

Income from Continuing Operations            $      70     $    445     $  1,347     $  1,862
Income from Disposal of Discontinued
Operations                                          --           --           --           --
                                             ---------     --------     --------     --------

Net Income                                   $      70     $    445     $  1,347     $  1,862
                                             =========     ========     ========     ========

Earnings per Share:
Basic Earnings per share:
    Income from continuing operations        $    0.01                               $   0.16
    Income from disposal of
    discontinued operations                         --                                     --
                                             ---------                               --------
    Net Income                               $    0.01                               $   0.16
                                             =========                               ========

    Shares outstanding                          11,472                                 11,472

Diluted Earnings per share:
    Income from continuing operations        $    0.01                               $   0.16
    Income from disposal of
    discontinued operations                         --                                     --
                                             ---------                               --------
    Net Income                               $    0.01                               $   0.16
                                             =========                               ========

    Shares outstanding                          11,490                                 11,490

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 25, 1999
                                   (Unaudited)

                                                             Actual
                                                     -----------------------    Pro Forma    Pro Forma
                                                     Dixie Group    Fabrica    Adjustments    Combined
                                                     -----------    --------   -----------   ---------

NET SALES                                              $579,466     $ 42,985     $     78     $622,529

Cost of sales                                           456,360       24,773       (2,543)     478,590
                                                     ----------     --------   -----------   ---------
GROSS PROFIT                                            123,106       18,212        2,621      143,939

Selling and administrative expenses                      87,604       13,346        1,171      102,121

Other expense - net                                       2,081          (32)          --        2,049
                                                     ----------     --------   -----------   ---------
INCOME BEFORE INTEREST AND TAXES                         33,421        4,898        1,450       39,769

Interest expense                                         13,051          166          490       13,707
                                                     ----------     --------   -----------   ---------
INCOME BEFORE INCOME TAXES                               20,370        4,732          960       26,062

Income tax provision                                      7,971        1,927          351       10,249
                                                     ----------     --------   -----------   ---------
INCOME FROM CONTINUING OPERATIONS                        12,399        2,805          609       15,813

INCOME ON DISPOSAL OF DISCONTINUED
  OPERATIONS                                              4,792           --           --        4,792
                                                     ----------     --------   -----------   ---------
NET INCOME                                             $ 17,191     $  2,805     $    609     $ 20,605
                                                     ==========     ========   ===========   =========
Basic earnings per share:
   Income from continuing operations                   $   1.09                               $   1.39
   Income on disposal of discontinued operations           0.42                                   0.42
                                                     ----------                              ---------
   Net income                                          $   1.51                               $   1.81
                                                     ==========                              =========
   Shares Outstanding                                    11,355                                 11,355

Diluted earnings per share
   Income from continuing operations                   $   1.06                               $   1.35
   Income on disposal of discontinued operations           0.41                                   0.41
                                                     ----------                              ---------
   Net income                                          $   1.47                               $   1.76
                                                     ==========                              =========
   Shares Outstanding                                    11,682                                 11,682

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 15, 2000                    THE DIXIE GROUP, INC.


                                            By:  /s/ Gary A Harmon
                                               --------------------------------
                                                 Gary A. Harmon
                                                 Chief Financial Officer